UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
October 11, 2012
RAYONIER INC.
COMMISSION FILE NUMBER 1-6780
Incorporated in the State of North Carolina
I.R.S. Employer Identification Number 13-2607329
1301 Riverplace Boulevard, Jacksonville, Florida 32207
(Principal Executive Office)
Telephone Number: (904) 357-9100
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RAYONIER INC.

Item 8.01.	Other Events

On October 11, 2012, Rayonier Inc. (the "Company"), Rayonier TRS Holdings Inc. and Rayonier Operating Company LLC entered into an amendment to their Five-Year Revolving Credit Agreement dated as of April 21, 2011 (the “Credit Agreement”) with a syndicate of bank lenders, led by Credit Suisse AG acting as Administrative Agent. Significant changes to the Credit Agreement are discussed below.
The Credit Agreement, as amended (the "Amended and Restated Credit Agreement") provides for improved pricing, with the borrowing rate decreasing from LIBOR plus 105 basis points to LIBOR plus 97.5 basis points, both determined based on the Company's credit rating. The facility fee decreased 5 points from 20 basis points to 15 basis points, also calculated based on the Company's credit rating. The Amended and Restated Credit Agreement also provides additional borrowing capacity through revision of the leverage ratio to permit debt of Rayonier Inc. and its subsidiaries up to 65% of consolidated net worth, plus the amount of consolidated debt. Previously, debt was limited to four times EBITDA. In addition, the Company can now transfer assets to any subsidiary, and any subsidiaries can now transfer assets to other subsidiaries or to the Company. An additional covenant was added to limit debt at subsidiaries (excluding Rayonier Operating Company LLC and Rayonier TRS Holdings Inc., which are borrowers under the Amended and Restated Credit Agreement) to 15% of Consolidated Net Tangible Assets. Also, the Amended and Restated Credit Agreement removed Rayonier Forest Resources, L.P. ("RFR") as a borrower, but also eliminated specific negative covenants relating to RFR under this facility.
The Amended and Restated Credit Agreement also eliminated all requirements for subsidiary guarantors, other than cross-guarantees of the borrowers. As a result, these guarantors were also released from the 3.75% Senior Notes due 2022 issued by Rayonier Inc. (the "Notes") through the Second Supplemental Indenture, dated as of October 11, 2012. The remaining guarantors of the Notes are Rayonier TRS Holdings Inc. and Rayonier Operating Company LLC.
For a complete description of the terms of the revised credit agreement, please refer to the Amended and Restated Credit Agreement, which is filed as Exhibit 10.1 hereto, along with supporting documents filed as Exhibits 10.2 and 10.3 hereto. A copy of the Second Supplemental Indenture is filed as Exhibit 4.1 hereto. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement and the Second Supplemental Indenture, which are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

4.1
Second Supplemental Indenture relating to the 3.750% Senior Notes due 2022, dated March 5, 2012, among Rayonier Inc., as issuer, the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee

10.1
Amended and Restated Five Year Revolving Credit Agreement dated October 11, 2012 among Rayonier Inc., Rayonier TRS Holdings Inc. and Rayonier Operating Company LLC, as Borrowers, Credit Suisse AG, as Administrative Agent, Credit Suisse Securities (USA) LLC, as Sole Bookrunner, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Co-Syndication Agents, SunTrust Bank, US Bank, N.A., TD Bank, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents and Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers

10.2
Amended and Restated Guarantee Agreement dated October 11, 2012 among Rayonier Inc., Rayonier TRS Holdings Inc. and Rayonier Operating Company LLC, as Guarantors, and Credit Suisse AG as Administrative Agent

10.3
First Amendment and Restatement Agreement dated October 11, 2012 among Rayonier Inc., Rayonier TRS Holdings Inc., Rayonier Forest Resources, L.P. and Rayonier Operating Company LLC, as Borrowers, the Consenting Lenders, the Non-Consenting Lenders, the Existing Lenders and Regions Bank, Branch Banking and Trust Company, U.S. Bank, National Association and TD Bank, N.A., as Assignees, and Credit Suisse AG, as Administrative Agent

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC. (Registrant)

BY:	/s/ HANS E. VANDEN NOORT
Hans E. Vanden Noort
Senior Vice President and
Chief Financial Officer
October 17, 2012

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION	LOCATION
4.1
Second Supplemental Indenture relating to the 3.750% Senior Notes due 2022, dated March 5, 2012, among Rayonier Inc., as issuer, the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee
Filed herewith
10.1
Amended and Restated Five Year Revolving Credit Agreement dated October 11, 2012 among Rayonier Inc., Rayonier TRS Holdings Inc. and Rayonier Operating Company LLC, as Borrowers, Credit Suisse AG, as Administrative Agent, Credit Suisse Securities (USA) LLC, as Sole Bookrunner, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Co-Syndication Agents, SunTrust Bank, US Bank, N.A., TD Bank, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents and Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers
Filed herewith
10.2
Amended and Restated Guarantee Agreement dated October 11, 2012 among Rayonier Inc., Rayonier TRS Holdings Inc. and Rayonier Operating Company LLC, as Guarantors, and Credit Suisse AG as Administrative Agent
Filed herewith
10.3
First Amendment and Restatement Agreement dated October 11, 2012 among Rayonier Inc., Rayonier TRS Holdings Inc., Rayonier Forest Resources, L.P. and Rayonier Operating Company LLC, as Borrowers, the Consenting Lenders, the Non-Consenting Lenders, the Existing Lenders and Regions Bank, Branch Banking and Trust Company, U.S. Bank, National Association and TD Bank, N.A., as Assignees, and Credit Suisse AG, as Administrative Agent
Filed herewith

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